UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	001-34515	20-8468508
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190
(Address of principal executive offices) (Zip Code)

+86 10 82525361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On May 4, 2018, China Advanced Construction Materials Group, Inc. (the “Company”) issued 985,889 and 896,766 restricted shares of common stock of the Company to Mr. Xianfu Han, the Chief Executive Officer and the Chairman of the Board of Directors of the Company and Mr. Weili He, Interim Chief Financial Officer and Chief Operating Officer (“COO”) and a director of the Company, respectively. The shares were issued in consideration of the CEO and COO’s forgiveness of $2,021,073.24 and $1,838,369.60, respectively, of debt accrued as of March 31, 2018. The issuances were approved by the Board. These shares were issued without registration under the Securities Act of 1933, as amended, (the “Securities Act”) in reliance upon the exemptions provided in Section 4(a)(2) and Regulation S thereunder.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2018	CHINA ADVANCED CONSTRUCTION
MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Name: Xianfu Han
Title: Chief Executive Officer